                                                                    Exhibit 10.5

                             KEY EMPLOYEE AGREEMENT


           This Agreement (the "Agreement") sets forth the terms of your employment by Silicon Valley Internet Partners, a California corporation (the "Company"), as follows:

1. POSITION AND RESPONSIBILITIES.

           1.1 The Company will employ you and you shall serve in an executive capacity as President and Chief Executive Officer and perform the duties customarily associated with such capacity from time to time. It is understood and agreed that, unless you agree otherwise, you will be based in the Boston, Massachusetts area but that you will travel to and perform your duties at such place or places as the Company shall reasonably designate or as shall be reasonably appropriate and necessary in connection with such employment.

           1.2 Subject to Section 4 below, you will, to the best of your ability, devote your full time and best efforts to the performance of your duties hereunder and the business and affairs of the Company. You will perform such executive duties as may be assigned to you by the Company's Board of Directors from time to time consistent with your capacity as President and Chief Executive Officer. The Board of Directors shall appoint you as a member of and you agree to serve on, the Board of Directors of the Company. The Company shall nominate and use its best efforts to elect you to the Company's Board of Directors for so long as you remain Chief Executive Officer of the Company. You will report to the Company's Board of Directors, and all employees of the Company, except Eric Greenberg (who will also report to the Board of Directors) will report to you.

           1.3 You will duly, punctually and faithfully perform and observe any and all rules and regulations which the Company may now or shall hereafter establish governing the conduct of its business, except to the extent that such rules and regulations may be inconsistent with your executive position.

2. TERM OF EMPLOYMENT; TERMINATION.

           2.1 The effective date of this Agreement is November 4, 1996.

           2.2 Unless otherwise mutually agreed in writing, this Agreement and your employment by the Company pursuant to this Agreement shall be terminated on the earliest of:

                    (a) your death, or any illness, disability or other incapacity in such a manner that you are physically rendered unable regularly to perform your duties hereunder for a period in excess of two hundred seventy
(270) days in any fiscal year of the Company;

                    (b) thirty (30) days after you, for any reason, give written notice to the Company of your termination;

                    (c) thirty (30) days after the Company, with or without cause, gives written notice to you of your termination; and

The determination regarding whether you are physically unable to regularly perform your duties under subsection (a) above shall be made by the Board of Directors on the basis of an examination of you by a physician selected by the Board of Directors. Your inability to be physically present on the Company's premises shall not constitute a presumption that you are unable to perform such duties.

Any notice required to be given pursuant to this Section 2 shall be given in accordance with the provisions of Section 11 hereof. The exercise of either party's right to terminate this Agreement pursuant to subsections (b) or (c) above shall not abrogate the rights and remedies of the terminating party regarding the breach, if any, giving rise to such termination. Termination by the Company under Section (c) above shall be determined by a vote of a majority of the disinterested members of the Board of Directors.

           2.3 You may be terminated for cause if, in the reasonable determination of the Company's Board of Directors, you are convicted of a felony involving the Company or its property or of any crime involving moral turpitude, participate in any fraud against the Company, willfully and materially breach your duties to the Company, intentionally damage any property of the Company, wrongfully disclose any trade secrets or other confidential information of the Company, materially fail to perform your duties as President and Chief Executive Officer of the Company, or materially breach Section 4 of this Agreement or any material provision of the Confidential Information and Invention Assignment Agreement, dated as of November 4, 1996, between you and the Company (the "Proprietary Information Agreement").

3. COMPENSATION.

           3.1 The Company shall pay to you for the services to be rendered hereunder a base salary of $10,416.67 per month, payable on a semi-monthly basis. You shall so be entitled to all rights and benefits for which you shall be eligible under deferred bonus, pension, group medical insurance, profit-sharing or other Company benefits which may be in force from time to time and provided to you or for the Company's employees generally.

           3.2 At the end of the fiscal period ending June 30, 1997, you will be eligible to receive a performance bonus to be determined by the compensation committee of the Board of Directors, targeted between $100,000 and $200,000 and based on the financial performance of the Company on a revenue and profitability basis.

           3.3 You shall also be granted an option to purchase 1,520,000 shares of the Common Stock of the Company, under the Company's 1996 Stock Option Plan. Such options shall have an exercise price of twenty-five cents ($0.25) per share, and twenty-five percent (25%), or 380,000, of the shares subject to the option will be vested upon commencement of your employment. An additional twenty-five percent (25%), or 380,000, of the shares subject to the option will be vested after one year. The remaining fifty percent (50%), or 760,000, of the shares subject to the option shall vest at the end of each quarter thereafter for three years, at a rate of 63,333 shares per quarter, so that all of the shares subject to the option shall be completely vested in four (4) years (November 4, 2000).

           3.4 Notwithstanding the provisions of Subsection 3.3 above, one hundred percent (100%) of the shares subject to the option will fully vest and be fully exercisable immediately prior to the closing of either (i) an acquisition in which the Company shall not be the continuing or surviving entity of such acquisition, or (ii) any transaction, or series of transactions, or issuance or series of issuances in which ownership of greater than fifty percent (50%) of the voting shares of the Company is transferred; PROVIDED, HOWEVER, that the foregoing acceleration of vesting shall not be triggered by the closing of the initial public offering of the Company's securities pursuant to a registration statement under the Securities Act of 1933, as amended, or any other public offering of the Company's securities by the Company.

           3.5 You shall be entitled to vacation, holidays, and illness days during the term of this Agreement consistent with the Company's standard practice for its employees generally.

           3.6 In the event you are terminated without cause pursuant to Section 2.2(c) hereof, the Company shall continue to pay your salary as provided in subsection (a) above for a period of one (1) year following any such termination and you shall continue to be entitled to the benefits listed in Section 3.1 hereof until the earlier of (i) one (1) year from date of such termination and
(ii) the date on which you are re-employed.

4. OTHER ACTIVITIES DURING EMPLOYMENT.

           4.1 Except with the prior written consent of the Company's Board of Directors, you will not during the term of this Agreement undertake or engage in any other employment, occupation or business enterprise, other than ones in which you are a passive investor. You may engage in civic and not-for-profit activities and you may serve as a director of another corporation which is not competitive with the Company so long as such activities do not materially interfere with the performance of your duties hereunder.

           4.2 Except as permitted by Section 4.3, you will not acquire, assume or participate in, directly or indirectly, any position, investment or interest known by you to be adverse or antagonistic to the Company, its business or prospects, financial or otherwise.

           4.3 During the term of your employment by the Company except on behalf of the Company, you will not directly or indirectly, whether as an officer, director, stockholder, partner, proprietor, associate, representative, consultant, or in any capacity whatsoever engage in, become financially interested in, be employed by or have any business connection with any other person, corporation, firm, partnership or other entity whatsoever which were known by you to directly compete with the Company, throughout the world, in any line of business engaged in (or planned to be engaged in) by the Company; provided, however, that anything above to the contrary notwithstanding, you may own, as a passive investor, securities of any competitor corporation, so long as your direct holdings in any one such corporation shall not in the aggregate constitute more than 1% of the voting stock of such corporation; PROVIDED that you may continue to own shares in

Cambridge Technology Partners, Inc. notwithstanding that such shares constitute greater than 1% of its voting stock so long as (i) you do not accumulate any shares of Cambridge Technology Partners in addition to those held by you as of the date hereof and (ii) your interests in connection with Cambridge Technology Partners do not conflict with your duties to the Company.

5. FORMER EMPLOYMENT.

           5.1 You represent and warrant that you do not possess confidential information arising out of prior employment which, in your best judgment, would be utilized in connection with your employment by the Company, except in accordance with agreements between your former employer and the Company.

           5.2 If, in spite of the second sentence of Section 5.1, you should find that confidential information belonging to any former employer might be usable in connection with the Company's business, you will not intentionally disclose to the Company or use on behalf of the Company any confidential information belonging to any of your former employers (except in accordance with agreements between the Company and any such former employer); but during your employment by the Company you will use in the performance of your duties all information which is generally known and used by persons with training and experience comparable to your own and all information which is common knowledge in the industry or otherwise legally in the public domain.

6. NON-SOLICITATION. You agree that for a period of twelve (12) months immediately following the termination of your relationship with the Company for any reason, whether with or without cause, you shall not either directly or indirectly solicit, induce, recruit or encourage any of the Company's employees to leave their employment, or take away such employees, or attempt to solicit, induce, recruit, encourage, take away or hire employees of the Company, either for yourself or for any other person or entity.

7. PROPRIETARY INFORMATION AND INVENTIONS. You agree to be bound by the provisions of the Proprietary Information Agreement.

8. REMEDIES. Your duties under the Proprietary Information Agreement shall survive termination of your employment with the Company. You acknowledge that a remedy at law for any breach or threatened breach by you of the provisions of the Proprietary Information Agreement would be inadequate and you therefore agree that the Company shall be entitled to injunctive relief in case of any such breach or threatened breach.

9. ASSIGNMENT. Neither this Agreement nor any rights or obligations hereunder may be assigned by the Company or by you. Any transaction resulting in a change of control of the Company through the sale of outstanding stock or the sale of newly issued stock constituting a controlling interest in the Company to an investor or related group of investors not primarily engaged in the business of making passive investments shall be considered an assignment of the rights and obligations of the Company hereunder.

10. SEVERABILITY. In case any one or more of the provisions contained in this Agreement shall, for any reason, be held to be invalid, illegal or unenforceable in any respect, such invalidity, illegality or unenforceability shall not affect the other provisions of this Agreement, and this Agreement shall be construed as if such invalid, illegal or unenforceable provision had never been contained herein. If moreover, any one or more of the provisions contained in this Agreement shall for any reason be held to be excessively broad as to duration, geographical scope, activity or subject, it shall be construed by limiting and reducing it, so as to be enforceable to the extent compatible with the applicable law as it shall then appear.

11. NOTICES. Any notice which the Company is required or may desire to give you shall be given by personal delivery or registered or certified mail, return receipt requested, addressed to you at the address of record with the Company, or at such other place as you may from time to time designate in writing. Any notice which you are required or may desire to give to the Company hereunder shall be given by personal delivery or by registered or certified mail, return receipt requested, addressed to the Company at its principal office, or at such other office as the Company may from time to time designate in writing. The date of personal delivery or the date of mailing any such notice shall be deemed to be the date of delivery thereof.

12. GOVERNING LAW; CONSENT TO PERSONAL JURISDICTION. This Agreement will be governed by the laws of the Commonwealth of Massachusetts. You hereby expressly consent to the personal jurisdiction of the state and federal courts located in Massachusetts for any lawsuit filed there against you by the Company arising from or relating to this Agreement.

13. WAIVER. If either party should waive any breach of any provisions of this Agreement, he or it shall not thereby be deemed to have waived any preceding or succeeding breach of the same or any other provision of this Agreement.

14. COMPLETE AGREEMENT; AMENDMENTS. The foregoing, together with the Proprietary Information Agreement, is the entire agreement of the parties with respect to the subject matter hereof and thereof and may not be amended, supplemented, canceled or discharged except by written instrument executed by both parties hereto.

15. HEADINGS. The headings of the sections hereof are inserted for convenience only and shall not be deemed to constitute a part hereof nor to affect the meaning thereof.

16. SUCCESSORS AND ASSIGNS. This Agreement will be binding upon your heirs, executors, administrators and other legal representatives and will be for the benefit of the Company, its successors, and its assigns.

                                   Silicon Valley Internet Partners



                                   By:
                                      -----------------------------------------

                                   Name:
                                        ---------------------------------------
                                   Title:
                                         --------------------------------------

Accepted and agreed as of this
4th day of November, 1996.



---------------------------------
Robert Gett

                        SILICON VALLEY INTERNET PARTNERS


                          CONFIDENTIAL INFORMATION AND
                         INVENTION ASSIGNMENT AGREEMENT

         As a condition of my employment with SILICON VALLEY INTERNET PARTNERS, its subsidiaries, affiliates, successors or assigns (together the "Company"), and in consideration of my employment with the Company and my receipt of the compensation now and hereafter paid to me by Company, I agree to the following:

         1. AT-WILL EMPLOYMENT. I UNDERSTAND AND ACKNOWLEDGE THAT MY EMPLOYMENT WITH THE COMPANY IS FOR AN UNSPECIFIED DURATION AND CONSTITUTES "AT-WILL" EMPLOYMENT, AND THAT THE TERMS OF SUCH EMPLOYMENT ARE SUBJECT TO THAT CERTAIN KEY EMPLOYEE AGREEMENT DATED AS OF NOVEMBER 4, 1996 (THE "KEY EMPLOYEE AGREEMENT").

         2. CONFIDENTIAL INFORMATION.

                  (a) COMPANY INFORMATION. I agree at all times during the term of my employment and thereafter, to hold in strictest confidence, and not to use, except for the benefit of the Company, or to disclose to any person, firm or corporation without written authorization of the Board of Directors of the Company, any Confidential Information of the Company. I understand that "Confidential Information" means any Company proprietary information, technical data, trade secrets or know-how, including, but not limited to, research, product plans, products, services, customer lists and other customer information (including, but not limited to, customers of the Company on whom I called or with whom I became acquainted during the term of my employment), markets, software, developments, inventions, processes, formulas, technology, designs, drawings, engineering, hardware configuration information, marketing, finances or other business information disclosed to me by the Company either directly or indirectly in writing, orally or by drawings or observation of parts or equipment. I further understand that Confidential Information does not include any of the foregoing items which has become publicly known and made generally available through no wrongful act of mine or of others who were under confidentiality obligations as to the item or items involved.

                  (b) FORMER EMPLOYER INFORMATION. I agree that I will not, during my employment with the Company, improperly use or disclose any proprietary information or trade secrets of any former or concurrent employer or other person or entity and that I will not bring onto the premises of the Company any unpublished document or proprietary information belonging to any such employer, person or entity unless consented to in writing by such employer, person or entity.

                  (c) THIRD PARTY INFORMATION. I recognize that the Company has received and in the future will receive from third parties their confidential or proprietary information subject to a duty on the Company's part to maintain the confidentiality of such information and to use it only for certain limited purposes. I agree to hold all such confidential or proprietary information in the strictest confidence and not to disclose it to any person, firm or corporation or to use it except as necessary in carrying out my work for the Company consistent with the Company's agreement with such third party.

         3. INVENTIONS.

                  (a) INVENTIONS RETAINED AND LICENSED. I have attached hereto, as EXHIBIT A, a list describing all inventions, original works of authorship, developments, improvements, and trade secrets which were made by me prior to my employment with the Company (collectively referred to as "Prior Inventions"), which belong to me, which relate to the Company's proposed business, products or research and development, and which are not assigned to the Company hereunder; or, if no such list is attached, I represent that there are no such Prior Inventions. If in the course of my employment with the Company, I incorporate into a Company product, process or machine a Prior Invention owned by me or in which I have an interest, the Company is hereby granted and shall have a nonexclusive, royalty-free, irrevocable, perpetual, worldwide license to make, have made, modify, use and sell such Prior Invention as part of or in connection with such product, process or machine.

                  (b) ASSIGNMENT OF INVENTIONS. I agree that I will promptly make full written disclosure to the Company, will hold in trust for the sole right and benefit of the Company, and hereby assign to the Company, or its designee, all my right, title, and interest in and to any and all inventions, original works of authorship, developments, concepts, improvements or trade secrets, whether or not patentable or registrable under copyright or similar laws, which I may solely or jointly conceive or develop or reduce to practice, or cause to be conceived or developed or reduced to practice, during the period of time I am in the employ of the Company (collectively referred to as "Inventions"), except as provided in Section 3(f) below. I further acknowledge that all original works of authorship which are made by me (solely or jointly with others) within the scope of and during the period of my employment with the Company and which are protectible by copyright are "works made for hire," as that term is defined in the United States Copyright Act.

                  (c) INVENTIONS ASSIGNED TO THE UNITED STATES. I agree to assign to the United States government all my right, title, and interest in and to any and all Inventions whenever such full title is required to be in the United States by a contract between the Company and the United States or any of its agencies.

                  (d) MAINTENANCE OF RECORDS. I agree to keep and maintain adequate and current written records of all Inventions made by me (solely or jointly with others) during the term of my employment with the Company. The records will be in the form of notes, sketches, drawings, and any other format that may be specified by the Company. The records will be available to and remain the sole property of the Company at all times.

                  (e) PATENT AND COPYRIGHT REGISTRATIONS. I agree to assist the Company, or its designee, at the Company's expense, in every proper way to secure the Company's rights in the

Inventions and any copyrights, patents, mask work rights or other intellectual property rights relating thereto in any and all countries, including the disclosure to the Company of all pertinent information and data with respect thereto, the execution of all applications, specifications, oaths, assignments and all other instruments which the Company shall deem necessary in order to apply for and obtain such rights and in order to assign and convey to the Company, its successors, assigns, and nominees the sole and exclusive rights, title and interest in and to such Inventions, and any copyrights, patents, mask work rights or other intellectual property rights relating thereto. I further agree that my obligation to execute or cause to be executed, when it is in my power to do so, any such instrument or papers shall continue after the termination of this Agreement. If the Company is unable because of my mental or physical incapacity or for any other reason to secure my signature to apply for or to pursue any application for any United States or foreign patents or copyright registrations covering Inventions or original works of authorship assigned to the Company as above, then I hereby irrevocably designate and appoint the Company and its duly authorized officers and agents as my agent and attorney in fact, to act for and in my behalf and stead to execute and file any such applications and to do all other lawfully permitted acts to further the prosecution and issuance of letters patent or copyright registrations thereon with the same legal force and effect as if executed by me.

         4. RETURNING COMPANY DOCUMENTS. I agree that, at the time of leaving the employ of the Company, I will deliver to the Company (and will not keep in my possession, recreate or deliver to anyone else) any and all devices, records, data, notes, reports, proposals, lists, correspondence, specifications, drawings blueprints, sketches, materials, equipment, other documents or property, or reproductions of any aforementioned items developed by me pursuant to my employment with the Company or otherwise belonging to the Company, its successors or assigns. In the event of the termination of my employment after which I am obligated not to compete as provided in Section 7 below, I agree to sign and deliver the "Termination Certification" attached hereto as EXHIBIT B.

         5. NOTIFICATION OF NEW EMPLOYER. In the event that I leave the employ of the Company, I hereby grant consent to notification by the Company to my new employer about my rights and obligations under this Agreement.

         6. SOLICITATION OF EMPLOYEES. I agree that for a period of twelve (12) months immediately following the termination of my relationship with the Company for any reason, whether with or without cause, I shall not either directly or indirectly solicit, induce, recruit or encourage any of the Company's employees to leave their employment, or take away such employees, or attempt to solicit, induce, recruit, encourage, take away or hire employees of the Company, either for myself or for any other person or entity.

         7. NON-COMPETITION. I agree that for a period of twelve (12) months immediately following (i) the termination of my employment by the Company for cause (as the term "cause" is defined in Section 2.3 of the Key Employee Agreement), or (ii) my resignation from the Company, I shall not, either directly or indirectly, serve in any capacity with any firm, company or other business enterprise, or the organization of any business enterprise, that is or will be engaging in any activity that shall have the direct or indirect effect of putting into the stream of commerce goods or services substantially similar to those produced and/or offered for sale by the Company. I further agree that the geographic scope of this non-compete provision shall extend throughout the United States. I acknowledge that in the course of and due to the nature of my employment by the Company, I will have access to Confidential Information of the Company which would result in irreparable harm to the Company if disclosed to third parties.

         8. CONFLICT OF INTEREST GUIDELINES. I agree to diligently adhere to the Conflict of Interest Guidelines attached as EXHIBIT C hereto; PROVIDED that, where this Agreement or the Key Employee Agreement specifies a standard of conduct, such standard and not the Conflict of Interest Guidelines, shall govern my conduct and the consequences.

         9. REPRESENTATIONS. I agree to execute any proper oath or verify any proper document required to carry out the terms of this Agreement. I represent that my performance of all the terms of this Agreement will not breach any agreement to keep in confidence proprietary information acquired by me in confidence or in trust prior to my employment by the Company. I have not entered into, and I agree I will not enter into, any oral or written agreement in conflict herewith.

         10. GENERAL PROVISIONS.

                  (a) GOVERNING LAW; CONSENT TO PERSONAL JURISDICTION. This Agreement will be governed by the laws of the Commonwealth of Massachusetts. I hereby expressly consent to the personal jurisdiction of the state and federal courts located in the Commonwealth of Massachusetts for any lawsuit filed there against me by the Company arising from or relating to this Agreement.

                  (b) EQUITABLE REMEDIES. I agree that it would be impossible or inadequate to measure and calculate the Company's damages from any breach of the covenants set forth in Sections 2, 3, 4, 6 and 7 herein. Accordingly, I agree that if I breach any of such sections, the Company will have available, in addition to any other right or remedy available, the right to obtain an injunction from a court of competent jurisdiction restraining such breach or threatened breach and to specific performance of any such provision of this agreement. I further agree that no bond or other security shall be required in obtaining such equitable relief and I hereby consent to the issuance of such injunction and to the ordering of specific performance.

                  (c) ENTIRE AGREEMENT. This Agreement sets forth the entire agreement and understanding between the Company and me relating to the subject matter herein and merges all prior discussions between us. No modification of or amendment to this Agreement, nor any waiver of any rights under this agreement, will be effective unless in writing signed by the party to be charged. Any subsequent change or changes in my duties, salary or compensation will not affect the validity or scope of this Agreement.

                  (d) SEVERABILITY. If one or more of the provisions in this Agreement are deemed void by law, then the remaining provisions shall continue in full force and effect.

                  (e) SUCCESSORS AND ASSIGNS. This Agreement will be binding upon my heirs, executors, administrators and other legal representatives and will be for the benefit of the Company, its successors, and its assigns.


Date as of November 4, 1996


Silicon Valley Internet Partners                     --------------------------
                                                     Robert Gett
By:
   -----------------------------------------
      Eric Greenberg, Chairman

                                    EXHIBIT A


                            LIST OF PRIOR INVENTIONS
                        AND ORIGINAL WORKS OF AUTHORSHIP



                                                           Identifying Number
            Title                   Date                  or Brief Description
     -------------------      --------------              ---------------------












______  No inventions or improvements
______  Additional Sheets Attached

Signature of Employee:
                          -------------------------------
Print Name of Employee:   Robert Gett
Date:
     -------------------------------

                                    EXHIBIT B

                        SILICON VALLEY INTERNET PARTNERS
                            TERMINATION CERTIFICATION

         This is to certify that I do not have in my possession, nor have I failed to return, any devices, records, data, notes, reports, proposals, lists, correspondence, specifications, drawings, blueprints, sketches, materials, equipment, other documents or property, or reproductions of any aforementioned items belonging to SILICON VALLEY INTERNET PARTNERS, its subsidiaries, affiliates, successors or assigns (together, the "Company").

         I further certify that I have complied with all the terms of the Company's Confidential Information and Invention Assignment Agreement signed by me, including the reporting of any inventions and original works of authorship (as defined therein), conceived or made by me (solely or jointly with others) covered by that agreement.

         I further agree that, in compliance with the Confidential Information and Invention Assignment Agreement, I will preserve as confidential all trade secrets, confidential knowledge, data or other proprietary information relating to products, processes, know-how, designs, formulas, developmental or experimental work, computer programs, data bases, other original works of authorship, customer lists, business plans, financial information or other subject matter pertaining to any business of the Company or any of its employees, clients, consultants or licensees.

         I further agree that for twelve (12) months from this date, I will not hire any employees of the Company and I will not solicit, induce, recruit or encourage any of the Company's employees to leave their employment.

         I further agree that for a period of twelve (12) months from this date, I will not, either directly or indirectly, serve in any capacity with any firm, company or other business enterprise, or the organization of any business enterprise, that is or will be engaging in any of the following activities with respect to goods or services similar to those produced and/or offered by the
Company: (a) design; (b) production; (c) marketing; (d) distribution; or (e) any other activity that shall have the direct or indirect effect of putting into the stream of commerce goods or services similar to those produced and/or offered for sale by the Company.

Date:
    ------------------------------                    -------------------------
                                                      (Employee's Signature)


                                                      -------------------------
                                                      Robert Gett

                                    EXHIBIT C


                        SILICON VALLEY INTERNET PARTNERS
                         CONFLICT OF INTEREST GUIDELINES

         It is the policy of SILICON VALLEY INTERNET PARTNERS to conduct its affairs in strict compliance with the letter and spirit of the law and to adhere to the highest principles of business ethics. Accordingly, all officers, employees and independent contractors must avoid activities which are in conflict, or give the appearance of being in conflict, with these principles and with the interests of the Company. The following are potentially compromising situations which must be avoided. Any exceptions must be reported to the President and written approval for continuation must be obtained.

         1. Revealing confidential information to outsiders or misusing confidential information. Unauthorized divulging of information is a violation of this policy whether or not for personal gain and whether or not harm to the Company is intended. (The Confidential Information and Invention Assignment Agreement elaborates on this principle and is a binding agreement.)

         2. Accepting or offering substantial gifts, excessive entertainment, favors or payments which may be deemed to constitute undue influence or otherwise be improper or embarrassing to the Company.

         3. Participating in civic or professional organizations that might involve divulging confidential information of the Company.

         4. Initiating or approving personnel actions affecting reward or punishment of employees or applicants where there is a family relationship or is or appears to be a personal or social involvement.

         5. Initiating or approving any form of personal or social harassment of employees.

         6. Investing or holding outside directorship in suppliers, customers, or competing companies, including financial speculations, where such investment or directorship might influence in any manner a decision or course of action of the Company.

         7. Borrowing from or lending to employees, customers or suppliers.

         8. Acquiring real estate of interest to the Company.

         9. Improperly using or disclosing to the Company any proprietary information or trade secrets of any former or concurrent employer or other person or entity with whom obligations of confidentiality exist.

         10. Unlawfully discussing prices, costs, customers, sales or markets with competing companies or their employees.

         11. Making any unlawful agreement with distributors with respect to prices.

         12. Improperly using or authorizing the use of any inventions which are the subject of patent claims of any other person or entity.

         Each officer, employee and independent contractor must take every necessary action to ensure compliance with these guidelines and to bring problem areas to the attention of higher management for review.








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